UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-28234	76-0493269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12000 AEROSPACE AVENUE, SUITE 400
HOUSTON, TEXAS 77034
(Address of principal executive offices)                                                                           (Zip Code)

(Registrant's telephone number, including area code): (832) 300-5858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As a result of the vote of the security holders on the matters described below in Item 5.07, Louis P. Neeb, who did not stand for re-election at the 2010 Annual Meeting of Shareholders of Mexican Restaurants, Inc. (the “Company”) held on May 25, 2010, is no longer on the Company’s Board of Directors effective on such date.  Mr. Neeb shall serve as Chairman Emeritus of the Company’s Board of Directors.

Item 5.07             Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 25, 2010.  The Company is providing the following information regarding the results of the matters voted on by the Company’s shareholders at the Company’s 2010 Annual Meeting:

(a)           Approval of the proposed amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Company’s Board of Directors.

Votes For                                      Votes Against                                      Abstain

3,097,989                                             25,951                                                 0

(b)           Election of four directors to serve for the ensuing year and until their successors are elected:

Director Nominee                                          Votes For                       Votes Withheld                              Broker Non-Votes

Michael D. Domec                                           2,428,589                               6,602                                                     688,749
Curt Glowacki                                                 2,382,245                             52,946                                                     688,749
Michael G. Huss                                              2,428,989                               6,202                                                     688,749
Darrin Straughan                                             2,428,489                               6,702                                                     688,749

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXICAN RESTAURANTS, INC.

Date: June 1, 2010	By: /s/ Andrew J. Dennard
Name: Andrew J. Dennard Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary